Exhibit 99.1

ViewCast Corporation Announces Second Quarter 2004 Financial Results

    DALLAS--(BUSINESS WIRE)--Aug. 16, 2004--ViewCast Corporation
(OTCBB:VCST), a leading global provider of high-quality audio and video communications products and professional IT services, reported financial results for the second quarter ended June 30, 2004.

    Second Quarter Results

    Revenues for the second quarter of 2004 were $4.82 million, a slight increase from the $4.80 million reported for the second quarter of 2003.
    Total operating expenses for the second quarter of 2004 were $2.39 million, a 4.3% decline as compared to $2.49 million in the same period of the prior year.
    "We are seeing a meaningful increase in interest from corporate and government customers for our video streaming and conferencing solutions," said George Platt, president and CEO, ViewCast Corporation. "Industry leaders are recognizing that video is an affordable and essential tool for real-time communication in their businesses."
    Operating loss for the second quarter of 2004 was $454,000, a 15.4% improvement over the $537,000 operating loss reported second quarter of 2003. Net loss for the second quarter of 2004 was $1.88 million or ($0.10) per share, compared to a loss of $0.79 million or ($0.05) per share in the second quarter of 2003. The net loss for the second quarter of 2004 included a non-operating debt conversion expense of $1.23 million related to the conversion of debentures. The non-cash debt conversion expense was recorded in accordance with SFAS No. 84, "Induced Conversions of Convertible Debt" to recognize an imputed valuation of the conversion shares and warrants. Specifically, during the quarter, the Company exchanged $870,000 of its 7% Senior Convertible Notes outstanding for both 2.1 million shares of Viewcast common stock at an adjusted conversion price of $0.41 per share and 636,000 three year warrants to purchase Company common stock at $0.45 per share. These warrants were granted certain piggyback registration rights.
    Second quarter EBITDA (earnings before interest, taxes, depreciation, amortization and other income/expense items) was a loss of $259,000 as compared to an EBITDA loss of $313,000 reported in the second quarter of 2003. The Company considers EBITDA to be an important measure of performance because it reflects one of the funding resources available to the Company's operations that can be used to evaluate the actual performance of the Company.
    Subsequent to the second quarter of 2004, the Company amended the terms and conditions of its working capital line of credit with a partnership controlled by one of its principal stockholders and Chairman of the Board, Mr. H.T. Ardinger. Effective August 13, 2004, the credit line of the Revolving Credit Note is increased from $2.25 million to $3.0 million and the commencement dates for scheduled payments of the Term Note and Accrued Interest were extended to December 31, 2004.

    Recent Business Highlights

    ViewCast recently announced the appointment of Horace Irwin, a marketing and sales veteran, as the Corporate Vice President of Marketing and Business Development. Irwin comes to ViewCast with a wealth of relevant experience gained from his 30 years of strategic marketing, sales, and operations positions.
    ViewCast also recently announced that it has joined the AMX Corporation (Nasdaq:AMXC) Inconcert Program, an alliance of manufacturers devoted to creating seamless, fully integrated control solutions. The Inconcert infrastructure provides ViewCast and other companies a collaborative program to leverage their latest protocols in the development of a consistent, proven programming standard for one-touch control automation.
    In addition, the Company also recently announced the launch of its ViewCast Interactive Video Network ("IVN"), a groundbreaking move to unite the sourcing, management, and delivery of video within a single control environment. This revolutionary approach to integrating multiple video applications brings diverse technologies and interfaces together in one simple, highly tailored solution, thereby transforming local and global video networks into a dynamic video communications platform.
    These announcements, in conjunction with prior announcements regarding Osprey-300, Niagara SchedulStream(TM) and relationships with Adobe and Macromedia, should be a positive for ViewCast during future quarters.

    About ViewCast Corporation

    ViewCast develops multiple video and audio communications products for delivering content dynamically via a variety of networks and includes Osprey(R) Video capture cards, Niagara(TM) video encoders/servers and ViewCast IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets. ViewCast also provides professional IT services focused on merged data and video networks through its wholly owned subsidiary Delta Computec Inc.
    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by George Platt and those regarding business outlook, contain "forward-looking" information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications and IT services market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. The company will not update the guidance or targets given in these statements during the next reporting period or comment on its progress in the next reporting period to analysts or investors until after it has closed its books on that reporting period. Any statements by persons outside the company speculating on the progress of the quarter will not be based on internal company information and should be assessed accordingly by investors. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB/A and 10-QSB on file with the Securities and Exchange Commission.

    All trademarks are property of their respective holders.


                         VIEWCAST CORPORATION
                         OPERATING HIGHLIGHTS
                             (Unaudited)
              (In thousands - except per share amounts)

                                     Three Months       Six Months
                                          Ended            Ended
                                        June 30           June 30
                                     2003    2004     2003     2004
                                    ------- -------- -------- --------
Net sales                           $4,797   $4,823   $9,426   $9,802
Cost of sales                        2,841    2,891    5,461    5,901
                                    ------- -------- -------- --------
Gross profit                         1,956    1,932    3,965    3,901
Total operating expenses             2,493    2,386    5,090    4,596
                                    ------- -------- -------- --------
Operating loss                        (537)    (454)  (1,125)    (695)
Total other income(expense)           (250)  (1,430)    (483)  (1,651)
                                    ------- -------- -------- --------
Net loss                             $(787) $(1,884) $(1,608) $(2,346)
                                    ======= ======== ======== ========

Net loss per common share:
Basic and diluted                   $(0.05)  $(0.10)  $(0.10)  $(0.13)
                                    ======= ======== ======== ========

Weighted average number of common
 shares outstanding:                20,615   21,449   20,588   21,069


                         VIEWCAST CORPORATION
           RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                             (Unaudited)
                            (In thousands)

                                     Three Months       Six Months
                                          Ended            Ended
                                        June 30           June 30
                                     2003    2004     2003     2004
                                    ------- -------- -------- --------
Net loss                             $(787) $(1,884) $(1,608) $(2,346)
Depreciation and amortization          224      195      438      387
Total other (income) expense           250    1,430      483    1,651
                                    ------- -------- -------- --------
EBITDA                               $(313)   $(259)   $(687)   $(308)
                                    ======= ======== ======== ========


    CONTACT: ViewCast Corporation, Dallas
             Laurie Latham, 972-488-7200
             or
             Investor Relations:
             Shelton Investor Relations
             Barry Sievert, 972-239-5119 ext. 134
             bsievert@sheltongroup.com